EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

First Potomac Realty Trust:

We consent to the incorporation by reference in the registration statements (Nos. 333-177090, 333-175332, 333-175330, 333-153090, 333-142149, 333-142147 and 333-122611) on Form S-3 and (Nos. 333-175324, 333-111691, 333-142152, 333-161403, 333-161405 and 333-172141) on Form S-8 of First Potomac Realty Trust of our reports dated February 28, 2013, with respect to the consolidated balance sheets of First Potomac Realty Trust and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the years in the three-year period ended December 31, 2012 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of First Potomac Realty Trust.

/s/KPMG LLP

McLean, Virginia

February 28, 2013